UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

CTI BioPharma Corp.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed by CTI BioPharma Corp. (the “Company”) with the Securities and Exchange Commission on August 6, 2015, the Company (as nominal defendant) and the Company’s directors (as individual defendants) entered into a memorandum of understanding on May 13, 2015 to settle the shareholder derivative action titled Lopez & Soper v. Nudelman, et al., Case No. 14-2-18941-9 SEA, pending in the Superior Court of the State of Washington, King County (the “Court”). On September 25, 2015, the Court issued an order granting preliminary approval to the proposed settlement (the “Order”). The Court has scheduled a hearing on December 10, 2015 at 4:00 p.m. (PT) in Courtroom E-960 of the Superior Court of Washington, King County located at 516 Third Avenue, Seattle, Washington, 98104, to determine, among other things, whether it should issue an order for final approval of the proposed settlement. Pursuant to the Court’s Order, no later than November 20, 2015, any objections to the settlement must be filed in writing with the Court (together with the other requisite information) and duly served, in each case, in accordance with the requirements specified in the Notice of Proposed Settlement, a copy of which is attached hereto as Exhibit 99.1. Additional information concerning the terms of the proposed settlement and the December 10, 2015 hearing may also be found in such Notice of Proposed Settlement.

Attached as Exhibit 99.2 is a complete copy of the Stipulation of Settlement with all exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description	Location
99.1	Notice of Proposed Settlement.	Filed herewith.
99.2	Stipulation of Settlement.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: October 2, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description	Location
99.1	Notice of Proposed Settlement.	Filed herewith.
99.2	Stipulation of Settlement.	Filed herewith.